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                  [Letterhead of Ernst & Young LLP]


                                                                   Ex-23.6

                   Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 6, 1997, in the Post-Effective Amendment No. 4 to the Registration Statement (Form SB-2, No. 33-86754) and related Prospectus of Angstrom Technologies, Inc. for the registration of 1,400,000 shares of its common stock.


                                                ERNST & YOUNG LLP

Cincinnati, Ohio
February 13, 1997